Exhibit (10)(iii)(A)(17.4)

AMENDMENT TO

CINCINNATI BELL MANAGEMENT PENSION PLAN

The Cincinnati Bell Management Pension Plan (the “Plan”), which for a certain prior period (that ended as of May 27, 2003) was named the Broadwing Pension Plan, is hereby amended, effective as of December 4, 2003 and in order to permit certain Plan participants to participate in both the non-qualified excess benefit part of the Plan and the Cincinnati Bell Inc. Pension Program, by deleting Subsection 18.15.6 of the Plan in its entirety.

IN ORDER TO EFFECT THE FOREGOING CHANGES TO THE PLAN, the Plan’s sponsor; Cincinnati Bell Inc., has caused its name to be subscribed to this Plan amendment.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson
Title:	Vice President and General Counsel
Date:	1-30-04